Exhibit (h)(17)

FIFTH AMENDMENT

dated as of October     , 2012

to the

PARTICIPATION AGREEMENT

dated as of January 5, 2007

by and among

PRINCIPAL VARIABLE CONTRACTS FUNDS, INC.,

(formerly PRINCIPAL VARIABLE CONTRACTS FUND, INC.)

PRINCIPAL FUNDS DISTRIBUTOR, INC.,

and

TIAA-CREF LIFE INSURANCE COMPANY

(together with the Schedules, as amended from time to time, the “Agreement”)

The parties have previously entered into the Agreement and have now agreed to amend the Agreement by the terms of this Fifth Amendment (this “Amendment”).

Accordingly, in consideration of the mutual agreements contained in this Amendment, the parties agree as follows:

1.	Amendment of the Agreement

The Agreement is hereby amended by replacing Schedule A to the Agreement with Schedule A to this Amendment.

2.	Representations

Each party represents to the other party in respect of the Agreement, as amended pursuant to this Amendment, that all representations made by it pursuant to the Agreement are true and accurate as of the date of this Amendment.

3.	Miscellaneous

(a)	Entire Agreement; Restatement.

(i)

This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(ii)

Except for any amendment to the Agreement made pursuant to this Amendment, all terms and conditions of the Agreement will continue in full force and effect in accordance with its provisions on the date of this Amendment. References to the Agreement will be to the Agreement, as amended by this Amendment.

(b)	Amendments. No amendment, modification or waiver in respect of the matters contemplated by this Amendment will be effective unless made in accordance with the terms of the Agreement.

(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(e)	Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of Iowa (without reference to choice of law doctrine).

IN WITNESS WHEREOF the parties have executed this Amendment on the respective dates specified below with effect from the date specified first on the first page of this Amendment.

TIAA-CREF LIFE INSURANCE COMPANY	PRINCIPAL VARIABLE CONTRACTS FUNDS, INC.

By:	By:
Name: Kevin Tiernan	Name:
Title: VP, Chief Admin Officer	Title:

PRINCIPAL FUNDS DISTRIBUTOR, INC.

By:
Name: Title:

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Schedule A

Separate Accounts, Associated Contracts, and Available Funds

(effective as of October     , 2012)

Name of Separate Account and Date Established by Board of Trustees	Contracts Funded By Separate Account
TIAA-CREF Life Separate Account VLI-1 May 23, 2001	Intelligent Life Flexible Premium Variable Universal Life Insurance Policy Intelligent Life Flexible Premium Last Survivor Variable Universal Life Insurance Policy

Name of Separate Account and Date Established by Board of Trustees	Contracts Funded By Separate Account
TIAA-CREF Life Separate Account VLI-2 , 2012	M Intelligent Variable Universal Life Policy M Intelligent Survivorship Variable Universal Life Policy

Name of Separate Account and Date Established by Board of Trustees	Contracts Funded By Separate Account
TIAA-CREF Life Separate Account VA-1 July 27, 1998	Intelligent Variable Annuity Contract

Class 1 Shares of the following Funds of PVC will be made available to the Company as the sponsor of the Accounts:

Principal Variable Contract Funds, Inc.

Diversified International Account

Equity Income Account

Large Cap Growth Account

Income Account

Large Cap Blend Account II

Money Market Account

Mortgage Securities Account

Real Estate Securities Account

Short-Term Income Account

SmallCap Growth Account II

SmallCap Value Account I

Principal Capital Appreciation Account

Balanced Portfolio

Conservative Balanced Portfolio

Conservative Growth Portfolio

Flexible Income Portfolio

Strategic Growth Portfolio

MidCap Blend Account

Bond Market Index Account

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